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Exhibit (a)(1)(C)

        NOTICE OF GUARANTEED DELIVERY
for Tender of Shares of Common Stock

of

SMART & FINAL STORES, INC.

at
$6.50 PER SHARE, NET IN CASH
Pursuant to the Offer to Purchase dated May 14, 2019
by

FIRST STREET MERGER SUB, INC.
a wholly owned subsidiary of

FIRST STREET PARENT, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME ON JUNE 17, 2019, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if a stockholder wishes to participate in the Offer and (a) certificates representing shares of common stock, par value $0.001 per share (the "Shares"), of Smart & Final Stores, Inc., a Delaware corporation, are not immediately available, (b) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (c) time will not permit all required documents to reach Equiniti Trust Company (the "Depositary and Paying Agent") prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail, facsimile transmission or overnight courier to the Depositary and Paying Agent. See Section 3—"Procedure for Tendering Shares" of the Offer to Purchase (as defined below).

The Depositary and Paying Agent for the Offer is:

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier (by 5:00 p.m. New York City Time on Expiration Date):
Equiniti Trust Company.	Equiniti Trust Company.	Equiniti Trust Company.
Shareowner Services	Shareowner Services	Shareowner Services
Voluntary Corporate Actions	Voluntary Corporate Actions	Voluntary Corporate Actions
P.O. Box 64858	(800) 468-9716 (phone)	1110 Centre Pointe Curve, Suite 101
St. Paul, Minnesota 55164-0858	(866) 734-9952 (fax)	Mendota Heights, Minnesota 55120

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN SECTION 3—"PROCEDURES FOR TENDERING SHARES" OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

        The Eligible Institution (as defined in the Offer to Purchase) that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and Paying Agent and must deliver a properly completed and duly executed Letter of Transmittal (as defined below) or an Agent's Message (as defined in Section 3—"Procedures for Tendering Shares" of the Offer to Purchase) and certificates for Shares or book-entry Shares that are the subject of this Notice of Guaranteed Delivery to the Depositary and Paying Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

        The undersigned hereby tenders to First Street Merger Sub, Inc., a Delaware corporation (the "Offeror") and a wholly owned subsidiary of First Street Parent, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 14, 2019 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal" which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted therein, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share (the "Shares"), of Smart & Final Stores. Inc., a Delaware corporation, specified below, at a purchase price per Share of $6.50 net to the holder thereof in cash, subject to reduction for any applicable withholding taxes in respect thereof, without interest (the "Offer Price"), pursuant to the guaranteed delivery procedure set forth in Section 3—"Procedures for Tendering Shares" of the Offer to Purchase.

Number of Shares Tendered:

Share Certificate Number(s) (if available):

Check here and complete the information below if Shares will be tendered by book entry transfer.

Name of Tendering Institution:
DTC Participant Number: (if applicable)
Transaction Code Number: (if applicable)
Date:
Name(s) of Record Owner(s):	(Please Type or Print)
Address(es):	(Including Zip Code)
Area Code and Telephone Number:
Transaction Code Number:
Signature(s):

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary and Paying Agent's account at The Depository Trust Company (pursuant to the procedures set forth in Section 3—"Procedures for Tendering Shares" of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or, with respect to Eligible Institutions, a manually executed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 3—"Procedures for Tendering Shares" of the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary and Paying Agent at one of its addresses set forth above within two (2) New York Stock Exchange trading days after the date of execution hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and Paying Agent and must deliver the Letter of Transmittal, certificates representing the Shares and/or any other required documents to the Depositary and Paying Agent within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Address(es):	(Including Zip Code)
Area Code and Telephone Number:
Authorized Signature:
Name:	(Please Type or Print)
Title:
Dated:

        NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES REPRESENTING TENDERED SHARES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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  Exhibit (a)(1)(C)
GUARANTEE (Not to be used for signature guarantee)